Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request. Omissions are designated as ***.

Exhibit 10.5
THIS DEED is made as a deed with an effective date of 27 February 2013 between:
MYLAN INC., a company incorporated in Pennsylvania (registered CIK number 0000069499) and whose registered office is at 1500 Corporate Drive, Canonsburg PA 15317, United States (the "Singapore Purchaser"); and
STRIDES ARCOLAB LIMITED a company incorporated in India whose registered office is at 201, Devavrata, Sector 17, Vashi, Navi Mumbai – 400703, India ("SAL").
Share Purchase Agreement with an effective date of 27 February 2013 between, among others, the Singapore Purchaser and Agila Specialties Asia Pte Ltd. ("Strides Singapore") for the sale and purchase of the entire issued share capital of Agila Specialties Global Pte Ltd ("Agila Global") (the "Singapore SPA")

1.    Interpretation

(a)
Unless otherwise expressly indicated, capitalised terms not defined herein shall have the same meanings as in the Singapore SPA and references to Clause or Schedule numbers in this Deed shall be to the respective Clause or Schedule numbered as such in the Singapore SPA.

(b)	The provisions of paragraph 2 of Schedule 12 (Definitions and Interpretation) shall apply to this Deed mutatis mutandis.

(c)
All references herein to "the date of this Deed" or "the date hereof" or other similar phrases shall be interpreted and construed as references to its effective date of February 27, 2013; and (ii) all references to the date of this Deed in any other Transaction Document shall be interpreted and construed as references to such effective date.

2.    Introduction

(a)
SAL is the parent company of Strides Singapore. SAL is aware, in its capacity as the sole shareholder of Strides Singapore, that Strides Singapore has entered into the Singapore SPA to effect the sale of its shares in Agila Global to the Singapore Purchaser. SAL is referred to herein as the "Seller Parent" or the "Guarantor". Strides Singapore is referred to herein as the "Seller". The Singapore Purchaser is referred to herein as the "Purchaser" (and together with SAL, the "Parties").

(b)
At the request of Purchaser, the Seller Parent has agreed to guarantee the due and punctual payment, performance, observance and discharge by Strides Singapore, in its capacity as the Seller, of its financial obligations of whatever nature under the Singapore SPA and any other documents referred to therein (including its obligations to pay damages under the Singapore SPA or any other documents referred to therein) and to procure the performance of the Seller's other obligations of whatever nature, in each case on the terms and conditions set out in this Deed.

(c)	The Seller Parent confirms that it has been provided with a copy of the Singapore SPA prior to the execution of this Deed and acknowledges the terms and conditions of the Singapore SPA.

(d)	The Seller Parent and the Purchaser agree to execute and deliver this as a Deed.

3.    Guarantor's Warranties
The Seller Parent hereby warrants to the Purchaser on the date of this Deed that:

(a)
it is a public limited company, duly established and validly existing under the laws of India and has the power to own its assets and carry on its business as it is being conducted as at the date hereof;

(b)
the financial obligations of the Seller Parent in its capacity as the Guarantor, when taken as a whole together with other similar financial obligations referred to in the ODI Regulations (as defined below) of the Seller Parent, are within the limits imposed by the Foreign Exchange Management (Transfer or Issue of Any Foreign Security) Regulations, 2004 and the Master Circular dated 1 July 2012 on Direct Investments by Residents in a Joint Venture or Wholly Owned Subsidiary Abroad issued by the Reserve Bank of India ("RBI") and such other circulars and notifications issued by the RBI varying, amending, supplementing or replacing the aforementioned regulation and circular (together the "ODI Regulations") and other applicable foreign exchange regulations of the Reserve Bank of India and, when taken together with such other obligations, do not exceed 400% of its Net Worth (as defined in the ODI Regulations) on the date of the last audited balance sheet);

(c)	the obligations expressed to be assumed by it under this Deed are legal, valid, binding and enforceable obligations;

(d)
it has full power and authority to enter into, execute and deliver this Deed and to perform its obligations hereunder, and has taken all necessary action to authorise its entry into, performance and delivery of, this Deed and the transactions contemplated by it;

(e)
any and all authorisations (of whatever kind) required or necessary to enable it lawfully to enter into, and exercise its rights and comply with its obligations pursuant to, this Deed and to make this Deed admissible in evidence in England, have been obtained or effected and are in full force and effect; and

(f)
neither the execution and the delivery of this Deed, nor the performance by the Seller Parent of its obligations hereunder, will violate or conflict with any Applicable Law, statute, regulation, rule, injunction, judgment, order, decree or ruling of any Governmental Authority to which the Seller Parent is subject, or any provision of its organizational or constitutional documents or any agreement, deed or instrument binding on it or any of its assets to which the Seller Parent is party.

SAL hereby agrees that it shall take the necessary steps to apply for approval of the RBI if required, as soon as reasonably practicable after the date hereof and that it shall use its best efforts to obtain the RBI approval as soon as reasonably practicable thereafter.
4.    Guarantee, Undertaking and Indemnity

(a)	Subject to paragraphs 4(b) and 4(c) below, the Seller Parent (in its capacity as the Guarantor) hereby irrevocably and unconditionally:

i.
guarantees to the Purchaser the due and punctual payment, performance, observance and discharge by the Seller (in such capacity, a "Guaranteed Party") of its financial obligations (including tax and damages) of whatever nature under the Singapore SPA and any other documents referred to therein (including its limitations to pay damages under the Singapore SPA and any other documents referred to therein) (the "Guaranteed Obligations"); and

ii.
undertakes that it shall procure the due and punctual Completion, observance and discharge by the Seller (in such capacity, a "Guaranteed Party") of any of its other obligations of whatever nature under the Singapore SPA and any other

*** Denotes confidential information that has been omitted from this exhibit and filed separately with the Securities and Exchange Commission.

documents referred to therein (the "Other Obligations") (the Guaranteed Obligations and the Other Obligations are collectively termed herein as “Obligations”);

iii.	undertakes to the Purchaser that it shall pay on demand each sum which the Seller is liable to pay under the Singapore SPA and any other documents referred to therein; and

iv.
agrees with the Purchaser, as an independent and primary obligation and without prejudice to paragraphs 4(a)i, 4(a)ii and 4(a)iii above, to indemnify and keep indemnified and hold harmless the Purchaser on an after-Tax basis from and against all and any claims, judgments, damages, penalties, fines, costs, liabilities and losses, including the settlement of claims and reasonable attorneys' fees, expenses and/or charges ("Losses") which the Purchaser incurs or suffers or which may be brought against the Purchaser arising out of, in respect of or in connection with any failure by the Guaranteed Party to:

A.	perform, observe or discharge in full or in part, all or any part of the Obligations; or

B.
perform, observe or discharge any of the Obligations as a result of the Obligations being or becoming unenforceable, invalid, illegal, non-binding, ineffective or being avoided for any reason whatsoever to any extent as against the Seller, whether or not such defect (or the circumstances giving rise to such defect) was known (or ought to have been known) by the Purchaser or any other person, provided that the liability of the Guarantor under this paragraph 4(a)iv shall be no greater than the Seller's liability in respect of the Obligations was (or would have been, had the Obligations been fully enforceable) under the Singapore SPA.

(b)	***

(c)
The guarantee set out in paragraph 4(a)i above is a continuing guarantee and shall remain in full force and effect until (i) the Singapore SPA terminates in terms thereof, or (ii) if Completion occurs then the day which falls *** after the Completion Date (the "Termination Date") save in respect of any claim or demand made hereunder or pursuant hereto on or before the Termination Date where such claim or demand has not been paid, performed, settled, observed or discharged or otherwise satisfied in full regardless of any intermediate payment or discharge in whole or in part (in which case this guarantee shall terminate upon such payment, performance, settlement, observation or discharge of such claim or demand).

(d)
Without prejudice to the rights of the Purchaser against a Guaranteed Party, the Seller Parent shall be a primary obligor and shall be deemed a principal debtor in respect of the Obligations and not as surety.

(e)	The Purchaser may make any number of demands of the Guarantor under this Deed.

(f)
The obligations of the Guarantor under this Deed are in addition to (and not in substitution for) any other security or guarantee which is or may be held by the Purchaser or any other person from time to time in respect of the Obligations or any other right that the Purchaser may have in contract or in law in relation to the Obligations.

(g)	The Purchaser may enforce its rights against the Guarantor without first having recourse to any other such agreement or security or exercising any rights or remedies against a Guaranteed Party.

*** Denotes confidential information that has been omitted from this exhibit and filed separately with the Securities and Exchange Commission.

(h)
The guarantee and indemnity set out in this Deed shall be irrevocable and a continuing security which shall continue in full force and effect and the Guarantor's liability to the Purchaser shall not be discharged, impaired or affected by:

i.	any legal limitation, disability or incapacity or other circumstances relating to the Guaranteed Party or any change in the members or status of the Guaranteed Party or any other Person;

ii.	any amendment or variation of any of the terms of the Singapore SPA and any other documents referred to therein or of any of the Obligations;

iii.	any time, waiver or consent granted to or composition with the Guaranteed Party or any other Person;

iv.	any defect in the obligations of the Guaranteed Party;

v.
the bankruptcy, liquidation or dissolution of the Guaranteed Party or the appointment of a receiver, administrative receiver or administrator or Guaranteed Party's assets or any other insolvency Proceeding relating to the Guaranteed Party or any change of Control of the Guarantor or Guaranteed Party or any other matter affecting the obligation of the Guaranteed Party to perform any Obligation;

vi.	any unenforceability, illegality or invalidity of any obligation of any Person under the Singapore SPA or and any other documents referred to therein; or

vii.	any other matter which, but for this Deed, would reduce, vitiate or affect the obligations of a Guarantor in respect of the Obligations.

(i)	Until all of the Obligations have been unconditionally and irrevocably discharged, the Guarantor agrees that:

i.
it will not make demand for the payment of any sum from the Guaranteed Party connected with or in relation to the sum demanded by the Purchaser or claim any set-off or counterclaim against the Guaranteed Party;

ii.	if the Guaranteed Party is bankrupt, insolvent or in liquidation, the Guarantor will not prove in any such bankruptcy, insolvency or liquidation in competition with the Purchaser; and

iii.
any security taken by the Guarantor from the Guaranteed Party in consideration of this Guarantee and any money received by the Guaranteed Party by proving in the bankruptcy, insolvency or liquidation of the Guaranteed Party, shall be held in trust for the absolute benefit of the Purchaser in respect of the obligations of the Guarantor under this Deed.

(j)	The Guarantor agrees that:

i.
if any payment received by the Purchaser from the Guaranteed Party in relation to the Obligations is avoided or set aside on the subsequent bankruptcy, insolvency or liquidation of the Guaranteed Party any amount received by the Purchaser and subsequently repaid, shall not discharge or diminish the liability of the Guarantor for the Obligations and this Deed shall apply as if such payment had at all times remained owing by the Guaranteed Party; and

ii.
after a demand has been made by the Purchaser under this Deed and until the amount demanded has been paid in full, the Purchaser may take such action as it thinks fit against the Guaranteed Party to recover all sums due and payable to it under the Singapore SPA and any other documents referred to therein, without affecting the obligations of the Guarantor under this Deed.

*** Denotes confidential information that has been omitted from this exhibit and filed separately with the Securities and Exchange Commission.

(k)	Any amount which is owed by the Guarantor to the Purchaser under this Guarantee and is not paid when due shall bear interest *** and be payable by the Guarantor on demand of the Purchaser.

(l)
The Guarantor shall pay the reasonable charges (including legal and other costs on a full indemnity basis) incurred by the Purchaser in relation to the enforcement by the Purchaser of the obligations of the Guarantor in this Deed.

5.    Announcements

(a)	The Seller Parent agrees to be bound by the obligations set out in Clause 16.1, mutatis mutandis, as if it were the Seller under the Singapore SPA.

(b)	The Singapore Purchaser (in its capacity as a Guaranteed Party) agrees to be bound by the obligations set out in Clause 16.1, mutatis mutandis.
6.    Confidentiality

(a)	The Seller Parent agrees to be bound by the obligations set out in Clauses 16.2, 16.3 and 16.4, mutatis mutandis, as if it were the Seller under the Singapore SPA.

(b)	The Singapore Purchaser (in its capacity as a Guaranteed Party) agrees to be bound by the obligations set out in Clauses 16.2, 16.3 and 16.4, mutatis mutandis.
7.    Remedies and Waivers

(a)
Any delay by any Party in exercising, or failure to exercise, any right or remedy under this Deed shall not constitute a waiver of the right or remedy or a waiver of any other rights or remedies and no single or partial exercise of any rights or remedy under this Deed or otherwise shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy. No waiver of this Deed or of any provision hereof will be effective unless it is in writing and signed by the Party against whom such waiver is sought to be enforced. Any waiver or any right or default hereunder shall be effective only in the instance given and will not operate as or imply a waiver of any other or similar right or default on any subsequent occasion.

(b)	The rights, powers and remedies provided in this Deed are cumulative and not exclusive of any power, rights and remedies provided by law or otherwise.

8.    Miscellaneous

(a)	The Parties agree that this Deed shall constitute a Transaction Document for the purposes of the Singapore SPA.

(b)	This Deed shall be binding on and be for the benefit of the successors and personal representatives of the Parties and the permitted assigns and transferees of the Singapore Purchaser.

(c)	The Guarantor shall not be entitled to assign or transfer all or any of its respective rights, interests or obligations under this Deed.

(d)
No variation of this Deed shall be effective unless it is in writing (which, for this purpose, does not include email) and signed by or on behalf of the Parties. For this purpose, the term "variation" shall, in each case, include any variation, supplement, amendment, deletion or replacement however effected.

(e)	Save as otherwise expressly stated herein, no term of this Deed shall be enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Deed.

*** Denotes confidential information that has been omitted from this exhibit and filed separately with the Securities and Exchange Commission.

(f)
The Purchaser agrees that it shall not be entitled to recover damages or obtain payment, reimbursement, restitution or indemnity more than once in respect of any one shortfall, damage, deficiency, breach or other set of circumstances which give rise to one or more claims under this Deed.

(g)	The Parties shall pay their own costs in connection with the preparation and negotiation of this Deed and any matter contemplated by it.

(h)
This Deed was negotiated in English and, to be valid, all certificates, notices, communications and other documents made in connection with it shall be in English. If all or any part of this Deed or any such certificate, notice, communication or other document is for any reason translated into any language other than English the English text shall prevail. Each Party understands English and is content for all communications relating to this Deed to be served on it in English.

(i)	If at any time any provision of this Deed shall be held to be illegal, void, invalid or unenforceable in whole or in part under any enactment or rule of law in any jurisdiction, then:

i.	such provision shall:

A.	to the extent that it is illegal, void, invalid or unenforceable be given no effect and shall be deemed not to be included in this Deed; and

B.
not affect or impair the legality, validity or enforceability in that jurisdiction of any other provision of this Deed; or the legality, validity or enforceability under the law of any other jurisdiction of such provision or any other provision of this Deed; and

ii.
the Parties shall use all reasonable endeavours to replace such a provision with a valid and enforceable substitute provision which carries out, as closely as possible, the intentions of the Parties under this Deed.

(j)
Any date or period may be extended by mutual agreement between the Parties, but time shall be of the essence as regards any date or period originally fixed or any date or period extended pursuant to this paragraph.

(k)	The provisions of Clause 17 (Notices) shall apply to this Deed mutatis mutandis except that the Guarantor's address for notices is:
Attention: Arun Kumar and Nasser Kabir
"Strides House"
Bilekahalli
Bannerghatta Road
Bangalore – 560076
India
With a copy to: Attention Anand Desai, Raksha Kothari
DSK Legal
Advocates & Solicitors
1203, One Indiabulls Centre
Tower 2, Floor 12 B
841, Senapati Bapat Marg
Elphinstone Road, Mumbai - 400 013
India

(l)	This Deed may be executed in any number of counterparts and by the Parties to it on separate counterparts, each of which when executed and delivered constitutes an original

*** Denotes confidential information that has been omitted from this exhibit and filed separately with the Securities and Exchange Commission.

of this Deed, but all the counterparts shall together constitute one and the same instrument. Subject to Clause 8(p) hereof, the Parties agree that this Deed shall be dated as of the date in New York at the time the Singapore Purchaser signs its counterpart.

(m)
This Deed and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination or enforceability (including non-contractual disputes or claims) shall be governed by and construed in accordance with English law.

(n)	The provisions of Clause 19 (Arbitration) shall apply to this Deed mutatis mutandis.

(o)
The Parties hereby agree that any previous agreements or deeds between them with respect to the subject matter of this Deed shall automatically cease to have any effect whatsoever on the date of this Deed.

*** Denotes confidential information that has been omitted from this exhibit and filed separately with the Securities and Exchange Commission.

IN WITNESS whereof this DEED has been executed by the Parties and delivered as a deed on 5 April 2013 with an effective date of 27 February 2013.

EXECUTED as a DEED and DELIVERED on behalf of
STRIDES ARCOLAB LIMITED,	/s/ Nasser Kabir
a company incorporated in the Republic of India, by NASSER KABIR,	Authorised Signatory
being a person who, in accordance with the laws of that territory, is acting under the authority of the company in the presence of:
Signature of Witness	/s/ Sherene Philip

Name of Witness (in BLOCK CAPITALS)	SHERENE PHILIP

Address of Witness	Strides House
Opp IIM-B Bilekhahalli
Bangalore - 76
EXECUTED as a DEED and DELIVERED on behalf of
MYLAN INC.,	/s/ Heather Bresch
a company incorporated in the United States of America, by HEATHER BRESCH,	Authorised Signatory
being a person who, in accordance with the laws of that territory, is acting under the authority of the company in the presence of:
Signature of Witness	/s/ David Allen

Name of Witness (in BLOCK CAPITALS)	DAVID ALLEN

Address of Witness	***

*** Denotes confidential information that has been omitted from this exhibit and filed separately with the Securities and Exchange Commission.